Exhibit 99.1

FOR IMMEDIATE RELEASE

ADESA ANNOUNCES REDEMPTION OF $125 MILLION SENIOR NOTES

                Carmel, Indiana, July 9, 2004 — ADESA, Inc. (NYSE:KAR) today announced the redemption of all of its $90 million 7.7% Senior Notes, Series A, due 2006 and all of its $35 million 8.1% Senior Notes, Series B, due 2010. A notice of redemption is being sent to all registered holders of the notes. The redemptions are scheduled to occur on August 11, 2004.  As a result of the redemption, ADESA expects to recognize expense of approximately $14 million in the third quarter of 2004 comprised of an early redemption premium and the write-off of unamortized debt issue costs.

ADESA is a leading provider of wholesale vehicle auctions, vehicle redistribution services and floor plan financing for the automotive industry in North America.

The statements contained in this release and statements that ADESA may make orally in connection with this release that are not historical facts, are forward-looking statements. Actual results may differ materially from those projected in the forward-looking statements. These forward-looking statements involve risks and uncertainties and investors are directed to the risks discussed in documents filed by ADESA with the Securities and Exchange Commission.

CONTACT:

ADESA, Inc.

Beth King, APR

Market Research and Public Relations Manager

(317) 249-4233

or

Investor Contact:

Paul J. Lips

Vice President Investor Relations and Planning

(317) 815-1100

www.adesainc.com